Exhibit 10.1

AMENDMENT NO. 1 TO PURCHASE AND SALE AGREEMENT

This Amendment No. 1 to Purchase and Sale Agreement (this “Amendment”), dated as of February 18, 2026, is made and entered into by and between ADC THERAPEUTICS SA, a Swiss société anonyme (the “Seller”), and the entities managed by Healthcare Royalty Management, LLC listed on the signature pages hereto and on Exhibit F to the Agreement (as defined below) (collectively, the “Buyer”).

RECITALS:

WHEREAS, the Seller and the Buyer are parties to that certain Purchase and Sale Agreement, dated as of August 25, 2021 (the “Agreement”);

WHEREAS, the Buyer has previously paid the Closing Price and the EMA Milestone Payment, comprising an aggregate Purchase Price of $300,000,000 in total;

WHEREAS, the Seller and the Buyer desire to amend the Agreement to modify certain payment terms related to a Change of Control and to provide the Seller with a buyout option, on the terms and subject to the conditions set forth herein; and

WHEREAS, as consideration for the Buyer’s agreement to enter into this Amendment, the Seller has agreed to issue to the Buyer (or its designees) warrants to purchase common shares of the Seller.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.        Definitions. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Agreement.

2.        Amendments to the Agreement.

(a)      Definitions. Section 1.1 of the Agreement is hereby amended to delete the last sentence of the definition of “Royalty Cap”  in its entirety and replacing it with the following sentence, which shall be the last sentence of such definition:

“For clarity, (i) amounts actually paid by or on behalf of the Seller to or on behalf of any Buyer Indemnified Party (excluding attorneys’ fees) in respect of claims for indemnification under Article 6 or other claims of any Buyer Indemnified Party against Seller or its Affiliates arising or relating to, or in connection with, any breach of this Agreement or performance of the Seller hereunder shall be credited towards the Royalty Cap; and (ii) the amounts actually paid by or on behalf of the Seller to the Buyer in respect of any CoC Payment (as defined below) pursuant to Section 2.3(a) shall be credited towards the Royalty Cap.”

(b)      Change of Control Payment. Section 2.3(a) of the Agreement is hereby amended and restated in its entirety as follows:

“(a) Upon the closing of a Change of Control, the Seller shall pay to the Buyer a non-refundable, one-time payment (the “CoC Payment”) by wire transfer of immediately available funds to an account designated in writing by the Buyer. The CoC Payment shall be in an amount equal to: (i) $150,000,000 if the Change of Control is consummated on or before December 31, 2027, or (ii) $200,000,000 if the Change of Control is consummated after December 31, 2027.

For the avoidance of doubt, no Royalty Payments or other amounts previously paid or otherwise credited to the Buyer under this Agreement shall be deducted from the CoC Payment. Payment of the CoC Payment pursuant to this Section 2.3(a) shall not constitute a Royalty Termination Date unless accompanied by the Buyout Payment described in Section 2.3(b).”

(c)      Buyout Option. Section 2.3(b) of the Agreement is hereby amended and restated in its entirety as follows:

“(b) Following the closing of a Change of Control, the Seller (or its permitted successor in interest) may elect to purchase the remainder of the Revenue Participation Right in full (the “Buyout Option”) by paying to the Buyer an amount (the “Buyout Payment”) equal to either:

(i) 1.75 times the Purchase Price, less the aggregate amount of all Royalty Payments or other amounts credited towards the Royalty Cap pursuant to this Agreement (including, if applicable, the CoC Payment, amounts constituting late fees pursuant to Section 5.2(a), amounts paid to Buyer Indemnified Parties under Article 6 (excluding attorneys’ fees) and payments received by Buyer in respect of Indemnified Taxes, but not crediting any amounts that Buyer does not receive because they are paid to any taxing authority as withholding in respect of Indemnified Taxes) if the Buyout Payment is made on or prior to December 31, 2029; or

(ii) 2.50 times the Purchase Price, less the aggregate amount of all Royalty Payments or other amounts credited towards the Royalty Cap pursuant to this Agreement (including, if applicable, the CoC Payment, amounts constituting late fees pursuant to Section 5.2(a), amounts paid to Buyer Indemnified Parties under Article 6 (excluding attorneys’ fees) and payments received by Buyer in respect of Indemnified Taxes, but not crediting any amounts that Buyer does not receive because they are paid to any taxing authority as withholding in respect of Indemnified Taxes) if the Buyout Payment is made after December 31, 2029.

Upon receipt by the Buyer of the Buyout Payment, if any, by wire transfer of immediately available funds, no further payments of the Revenue Participation Right shall be due to the Buyer hereunder and the Royalty Termination Date shall be deemed to have immediately and automatically occurred. For the avoidance of doubt, if the Seller does not make the Buyout Payment, the payments of the Revenue Participation Right shall continue to be paid to the Buyer until the Royalty Termination Date.”

3.        Consideration; Issuance of Warrants. As consideration for the amendments set forth in Section 2, the Seller shall, concurrently with the execution of this Amendment, issue to the Buyer (or its designated Affiliates) warrants to purchase a total of 9,834,776 common shares of the Seller at a price of $3.8130 per share (the “Warrants”). The Warrants shall be issued pursuant to a Warrant Agreement substantially in the form attached hereto as Exhibit A.

4.        Representations and Warranties.

(a)       The Seller represents and warrants to the Buyer on the date hereof that: (a) it is a société anonyme duly incorporated and validly existing under the laws of Switzerland; (b) it has all requisite corporate power and authority to execute and deliver this Amendment and the Warrants and to perform its obligations hereunder and thereunder; and (c) the execution and delivery of this Amendment and the Warrants have been duly authorized by all necessary corporate action on the part of the Seller.

(b)       The Buyer represents and warrants to the Seller on the date hereof that (a) it is an entity duly organized, validly existing and in good standing under the laws of the respective jurisdiction in which it is organized; (b) it has all requisite corporate power and authority to execute and deliver this Amendment and to receive the Warrants; and (c) the execution and delivery of this Amendment and to receive the Warrants have been duly authorized by all necessary corporate action on the part of the Buyer.

5. Reference to and Effect on the Agreement.

(a)      On and after the date hereof, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this Amendment.

(b)      The Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

7. Counterparts. This Amendment may be executed in any number of counterparts and by the Parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy, facsimile, electronic mail, DocuSign or other similar means of electronic transmission (including “PDF”) shall be considered original executed counterparts.

* * *

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed and delivered by their respective representatives thereunto duly authorized as of the date first above written.

SELLER:

ADC THERAPEUTICS SA

By: /s/ Ameet Mallik
Name: Ameet Mallik
Title: Chief Executive Officer

BUYER:

HEALTHCARE ROYALTY PARTNERS IV, L.P.
By: HealthCare Royalty GP IV, LLC, its General Partner
By: HealthCare Royalty Management, LLC, its Investment Manager

By: /s/ Clarke B. Futch
Name: Clarke B. Futch
Title: Authorized Signatory

BUYER:

HCRX HOLDINGS, L.P.
By: HCRX Master GP, LLC, its General Partner

By: /s/ Clarke B. Futch
Name: Clarke B. Futch
Title: Chairman & Chief Executive Officer

BUYER:

HCR CANARY FUND, L.P.
By: HCR Canary Fund GP, LLC, its General Partner
By: HealthCare Royalty Management, LLC, its Investment Manager

By: /s/ Clarke B. Futch
Name: Clarke B. Futch
Title: Authorized Signatory

BUYER:

HCR MOLAG FUND, L.P.
By: HCR Molag Fund GP, LLC, its General Partner
By: HealthCare Royalty Management, LLC, its Investment Manager

By: /s/ Clarke B. Futch
Name: Clarke B. Futch
Title: Authorized Signatory